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EXHIBIT 32

                        SECTION 13a-14(b) CERTIFICATION
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Leisure Direct, Inc.

A signed original of this written statement required by Section 906 has been provided to LD Holdings, Inc. and will be retained by LD Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 18, 2009                      Name: /s/ John R. Ayling
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                                            John R. Ayling
                                            Title: Chief Executive Officer






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